                                                                   Exhibit 23.15

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report, dated February 27, 2003, with respect to the financial statements of Vestin Group, Inc. and subsidiaries included in the Prospectus Supplement of Vestin Fund II, LLC, dated on or about March 26, 2003.

/s/ Ernst & Young LLP

Phoenix, Arizona
March 24, 2003